WESTERN ASSET MORTGAGE CAPITAL CORPORATION

AMENDMENT NO. 1
TO
EQUITY DISTRIBUTION AGREEMENT
June 5, 2020
JMP Securities LLC
600 Montgomery Street, Suite 1100
San Francisco, California 94111

Ladies and Gentlemen:

Reference is made to the Equity Distribution Agreement, dated March 6, 2017 (the “Equity Distribution Agreement”), among Western Asset Mortgage Capital Corporation, a Delaware corporation (the “Company”), and Western Asset Management Company, LLC, a California limited liability company (the “Manager”), and JMP Securities LLC (the “Placement Agent”), pursuant to which the Company agreed to issue and sell through the Placement Agent, acting as agent and/or principal, shares of the Company’s common stock, par value $0.01 per share, having a maximum aggregate sales price of up to $100,000,000. All capitalized terms used in this Amendment No. 1 to the Equity Distribution Agreement among the Company, the Manager and the Placement Agent (this “Amendment”) and not otherwise defined herein shall have the respective meanings assigned to them in the Equity Distribution Agreement. The Company, the Manager and the Placement Agent agree as follows:

A.Amendments to Equity Distribution Agreement. The Equity Distribution Agreement is amended as follows:

(1)The first sentence of the second paragraph of Section 1 of the Equity Distribution Agreement shall be amended to replace “(File No. 333-194775)” with “(File No. 333-238486).”
(2)Section 5(a)(7) of the Equity Distribution Agreement shall be deleted in its entirety and replaced with “Each “subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.”
(3)Section 5(a)(29) of the Equity Distribution Agreement shall be shall be deleted in its entirety and replaced with “All United States federal income tax returns of the Company required by law to be filed have been timely and properly filed and all United States federal income taxes shown by such returns or otherwise due and payable have been paid, including any assessments, fines and penalties, except amounts against which appeals have been or will be timely taken and as to which adequate reserves have been provided. The Company has timely and properly filed all other tax returns that are required to have been filed by it pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all material taxes shown by such returns as due, including any assessments, fines and penalties, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.”
(4)Section 5(a)(43) of the Equity Distribution Agreement shall be deleted in its entirety and replaced with “[Reserved].”
(5)Section 5(b)(3) of the Equity Distribution Agreement shall be amended to replace each instance of “corporation” and “corporate” with “limited liability company.”
(6)Section 5(b)(4) of the Equity Distribution Agreement shall be amended to replace each instance of “incorporation or by-laws” with “formation or limited liability company agreement.”
(7)Section 6(b) of the Equity Distribution Agreement shall be amended to replace “third (3rd) Trading Day” with “second (2nd) Trading Day.”
(8)Section 7(i)(o) of the Equity Distribution Agreement shall be amended to replace “(2) the shelf registration statement filed on Form S-3 on March 7, 2017, and (3) the prospectus supplement, dated March 7, 2017” with “(2) the shelf registration statement filed on Form S-3 on May 19, 2020, and (3) the prospectus supplement, dated June 5, 2020.”
B.New Registration Statement Covered by Equity Distribution Agreement. The parties to this Amendment agree that from and after the initial filing of a Prospectus Supplement to the base prospectus included as part of the registration statement on Form S-3 (File No. 333-238486) filed with the Commission by the Company on May 19, 2020, all references to “Registration Statement” included in the Equity Distribution Agreement shall be deemed to include such registration statement on Form S-3 (File No. 333-238486), including a base prospectus, relating to, among other securities of the Company, the Common Stock, including the Securities to be issued from time to time by the Company, and the documents that the Company has filed or will file in accordance with the provisions of the Exchange Act that are or will be incorporated by reference in such registration statement, and all references to “base prospectus” included in the Equity Distribution Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in such registration statement at the time of the initial filing of a Prospectus Supplement to the base prospectus included as part of such registration statement. For the avoidance of confusion, all references to “Registration Statement” included in the Equity Distribution Agreement relating to the offer and sale of any Securities or such other relevant action that occurred prior to the filing with the Commission of the registration statement on Form S-3 (File No. 333-238486) shall be deemed to refer to the Company’s registration statement on Form S-3 (File No. 333-194775), including a base prospectus, relating to, among other securities of the Company, the Common Stock, including the Securities, including all documents incorporated by reference therein.
C.No Other Amendments. Except as set forth in Part A and B above, all the terms and provisions of the Equity Distribution Agreement shall continue in full force and effect.
D.Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Amendment by one party to the other may be made by facsimile or email transmission.
E.Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CHOICE OF LAW OR CONFLICTS OF LAW PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
F.Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
G.Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Manager a counterpart hereof, whereupon this Amendment, along with all counterparts, will become a binding agreement by and among the Placement Agent, the Company and the Manager in accordance with its terms.

Very truly yours,
WESTERN ASSET MORTGAGE CAPITAL CORPORATION

By: /s/ Lisa Meyer
Lisa Meyer
Chief Financial Officer and Treasurer

WESTERN ASSET MANAGEMENT COMPANY, LLC

By: /s/ Charlie A. Ruys de Perez
Charles A. Ruys de Perez
Secretary

CONFIRMED AND ACCEPTED, as of the date first above written:

JMP SECURITIES LLC

By: /s/ Tosh Chandra
Authorized Signatory